As filed with the Securities and Exchange Commission on September 30, 2003

Registration No. 333-52857

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAYONIER INC.

(Exact name of Registrant as specified in its charter)

North Carolina (State of incorporation)	13-2607329 (I.R.S. Employer Identification Number)

50 North Laura Street

Jacksonville, Florida 32202

(904) 357-9100

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

W. Edwin Frazier, III

Vice President, Governance and

Corporate Secretary

50 North Laura Street

Jacksonville, Florida 32202

(904) 357-9100

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

RAYONIER INC.

Deregistration

This Registration Statement, initially filed on May 15, 1998, registered such principal amount of debt securities described in the Registration Statement No. 333-52857 in one or more offerings up to a total dollar amount equal to $200,000,000. The Registrant has sold a total of $50,000,000 aggregate principal amount of the debt securities so registered. Pursuant to this Post-Effective Amendment No. 2 to Form S-3 Registration Statement No. 333-52857, the Registrant is now deregistering the remaining $150,000,000 aggregate principal amount of debt securities which remain unsold.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on the 30th day of September, 2003.

RAYONIER INC.

By:	/s/ W. L. Nutter

Name: W. L. Nutter Title: Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ W. L. Nutter W. L. Nutter	Chairman, President and Chief Executive Officer

/s/ Gerald J. Pollack Gerald J. Pollack	Senior Vice President and Chief Financial Officer

/s/ Hans E. Vanden Noort Hans E. Vanden Noort	Vice President and Corporate Controller

* Rand V. Araskog	Director

* Ronald M. Gross	Director

* Paul G. Kirk, Jr.	Director

* Katherine D. Ortega	Director

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Signature	Title

* Burnell R. Roberts	Director

* Carl S. Sloane	Director

* Ronald Townsend	Director

* Gordon I. Ulmer	Director

* By:	/s/ Gerald J. Pollack

Gerald J. Pollack Attorney-in-fact

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